UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 15, 2025

PARK-OHIO HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Ohio	000-03134	34-1867219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6065 Parkland Boulevard, Cleveland, Ohio	44124
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440)
947-2000
Not applicable
(Former name or former address, if changed since last report.)

PARK-OHIO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	333-43005-01	34-6520107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6065 Parkland Boulevard, Cleveland, Ohio	44124
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440)
947-2000
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.00 Per Share	PKOH	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule
12b-2
of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
As previously disclosed, on April 17, 2017, Park-Ohio Industries, Inc. (the “Issuer”), a wholly owned subsidiary of Park-Ohio Holdings Corp. (the “Company”), entered into the Seventh Amendment and Restated Credit Agreement, dated April 17, 2017, as amended, between the Issuer and JPMorgan Chase Bank, N.A., as administrative agent and a lender, and various financial institutions, as lenders, which provides for revolving loan borrowings up to $405.0 million (the “Revolving Credit Facility”).
On July 17, 2025, the Issuer entered into an amendment to the Revolving Credit Facility (the “Revolving Credit Facility Amendment”) in order to, among other things, (a) extend the maturity date to the fifth anniversary from the closing of the Revolving Credit Facility Amendment, (b) permit the issuance of the Notes (as defined below) and (c) permit the Notes to be secured by (i) a first-priority lien on the substantially all of the U.S. equipment (including machinery) of the Issuer and the Issuer’s existing and future domestic subsidiaries (the “Guarantors”) that guarantee debt under the Revolving Credit Facility (the “Notes Priority Collateral”) and (ii) a second-priority lien (junior to the Revolving Credit Facility) on substantially all of the U.S. assets of the Issuer and the Guarantors (including the 65% pledge of the foreign equity owned by the Guarantors), other than assets constituting Notes Priority Collateral, securing the Revolving Credit Facility (the “ABL Priority Collateral”).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure under Item 1.01 of this Current Report on
Form 8-K relating
to the Revolving Credit Facility Amendment is incorporated herein by reference.

Item 8.01	Other Events.
On July 15, 2025, the Company announced that the Issuer commenced and subsequently, on July 17, 2025, priced a private offering (the “Offering”) of $350 million aggregate principal amount of 8.500% senior secured notes due 2030 (the “Notes”) to eligible purchasers.
The Notes will be guaranteed on a senior secured basis by the Guarantors. The Notes will be secured by, subject in each case to certain exceptions and permitted liens, (i) a first-priority lien on the Notes Priority Collateral and (ii) a second-priority lien on the ABL Priority Collateral.
The Issuer intends to use the net proceeds from the Offering, along with cash on hand, to redeem all of its outstanding 6.625% Senior Notes due 2027.
Copies of the press releases announcing the launch and pricing of the Offering are being filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form
8-K.
This Current Report on Form
8-K
does not and will not constitute an offer to sell, or the solicitation of an offer to buy, the Notes or any other securities, nor will there be any sale of the Notes or any other securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful. Any offer will be made only by means of a private offering memorandum. This Current Report on Form
8-K
does not constitute a notice of redemption with respect to the Issuer’s outstanding 6.625% Senior Notes due 2027.
The Notes are being offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to
non-U.S.
persons in transactions outside the United States under Regulation S of the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Park-Ohio Industries Inc. Press Release, dated July 15, 2025

99.2	Park-Ohio Industries Inc. Press Release, dated July 17, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park-Ohio Holdings Corp.
(Registrant)

Dated: July 18, 2025	/s/ Robert D. Vilsack
Robert D. Vilsack
Chief Legal and Administrative Officer, Corporate Secretary

Park-Ohio Industries, Inc.
(Registrant)

Dated: July 18, 2025	/s/ Robert D. Vilsack
Robert D. Vilsack
Chief Legal and Administrative Officer, Corporate Secretary

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